EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated July 25, 2006 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Taxable Income Series 98 (Insured Income Trust, Series 142) as of July 25, 2006 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Registered Public Accounting Firm."



                                                              GRANT THORNTON LLP





New York, New York
July 25, 2006